Exhibit 99.1

CNX Reports Second Quarter Results

PITTSBURGH (July 30, 2020) - CNX Resources Corporation (NYSE: CNX) (“CNX” or “the company”) today announced the following financial and operational results:

Second Quarter Highlights

•	Reported a net loss attributable to CNX shareholders of $146 million, or a loss of $0.78 per diluted share, including an unrealized loss on commodity derivative instruments of $206 million.

•	Adjusted net income (a non-GAAP measure)(1) was $24 million.

•	Adjusted EBITDAX (a non-GAAP measure)(1) was $212 million.

•	Net cash provided by operating activities was $144 million and capital expenditures were $135 million.

•	Proceeds from asset sales were $12 million.

•	Consolidated free cash flow (FCF) (a non-GAAP measure)(1) was $21 million.

•

Received $29 million in net proceeds from monetizing and terminating approximately 39 million MMBtus of NYMEX natural gas hedges and a similar quantity of financial basis hedges that were to settle at various times from May through November of 2020.

•	Completed private offering of $345 million aggregate principal amount of 2.25% convertible senior notes due 2026.

•	Used net proceeds of convertible debt offering to pay down 5.875% notes due in 2022. CNX has paid down the aggregate principal amount of its 2022 notes by approximately $482 million year-to-date.

“The second quarter highlights our philosophy in action with lower quarterly production cash costs, positive free cash flow, a balance sheet strengthening convertible notes offering, and navigating a challenging commodity price environment by efficiently deferring volumes to higher price periods,” commented Nicholas J. DeIuliis, president and CEO. “We remain committed to making capital allocation decisions to maximize the long-term intrinsic value per share of the company.”

Mr. DeIuliis continued, “There are three main tenets that underlay our plan. First, we generate free cash flow on a day in, and day out basis. Our programmatic hedging helps drive our free cash flow generation and will continue to be a key tactic in the future. There are various other considerations that drive the free cash flow generation of the company such as low lease operating expense and low capital intensity; our blending strategy to avoid expensive processing fees; and our ability to reuse frac water to maintain a healthy water balance, to name a few. Second, we take the organic free cash flow that we generate and roll in a very modest amount of assets sales, which produce our cumulative free cash flow. Over our 7-year plan, we expect to generate over $3 billion of cumulative free cash flow(a), which leads to the third and last tenet: allocate that free cash flow into the right places at the right times. We are constantly evaluating redeploying capital back into the drill-bit, reducing debt, share buybacks, and M&A. We want to allocate capital to the right places, while maintaining great liquidity. Given the continued weakness in gas macro, our focus remains on debt reduction, which we feel is the best way to maximize the long-term intrinsic value per share of the company at this time.”

(1)	The Non-GAAP financial measures referenced throughout are defined and reconciled under the caption “Non-GAAP Financial Measures” below.

Second Quarter Financial Results:

The following table represents certain non-GAAP financial measures used by the company:1

	Quarter	Quarter		Quarter	Quarter
	Ended	Ended		Ended	Ended
	June 30, 2020	June 30, 2019		June 30, 2020	June 30, 2019
(Dollars in millions, except per share data)	Stand-alone		% Increase/(Decrease)	Consolidated		% Increase/(Decrease)
Adjusted Net (Loss) Income	$(7)	$12	(158.3)%	$24	$57	(57.9)%
Adjusted EBITDAX	$166	$175	(5.1)%	$212	$222	(4.5)%
Capital Expenditures[2]	$121	$226	(46.5)%	$135	$329	(59.0)%

[1]	The Non-GAAP financial measures in the table above are defined and reconciled to GAAP net (loss) income, under the caption “Non-GAAP Financial Measures” below.
[2]

Capital expenditures exclude $14.0 million and $103.4 million of total capital investment net to CNX Midstream Partners LP (“CNXM”) in the second quarter of 2020 and 2019, respectively, as reported in CNXM Second Quarter Results.

Operations:

During the quarter, CNX used up to two horizontal rigs and drilled eight wells. The company currently has one rig in operation along with one frac crew. During the quarter, the company utilized one all-electric frac crew to complete 11 wells, which included eight Southwest Pennsylvania Marcellus Shale wells and three Monroe County, Ohio, Utica Shale wells. In the first quarter, CNX turned-in-line six wells.

During the quarter, volumes decreased due to the temporary shut-in of a portion of CNX’s liquids-rich Shirley-Pennsboro production in May and June of 2020 in response to low NGL prices. Additionally, two new pads of dry gas turn-in-lines from April and May were temporarily shut-in May and June due to low natural gas prices. These decisions were made to take advantage of improved gas prices at the start of winter.

CNX’s natural gas and liquids production in the quarter came from the following categories:

	Quarter	Quarter	Quarter
	Ended	Ended	Ended
	6/30/2020	6/30/2019	3/31/2020
GAS
Marcellus Sales Volumes (Bcf)	75.3	84.3	87.6
Utica Sales Volumes (Bcf)	21.2	28.1	24.8
CBM Sales Volumes (Bcf)	13.1	13.9	13.2
Other Sales Volumes (Bcf)	—	0.1	0.1
LIQUIDS(1)
NGLs Sales Volumes (Bcfe)	4.7	7.9	8.3
Oil Sales Volumes (Bcfe)	—	—	0.1
Condensate Sales Volumes (Bcfe)	0.2	0.2	0.3

TOTAL (Bcfe)	114.5	134.5	134.4
Average Daily Production (MMcfe)	1,258.3	1,477.6	1,476.5

[1]

NGLs, Oil and Condensate are converted to Mcfe at the rate of one barrel equals six Mcf based upon the approximate relative energy content of oil and natural gas, which is not indicative of the relationship of oil, NGLs, condensate, and natural gas prices.

The following table highlights operating cash margins and fully burdened cash margins:

	Quarter	Quarter
	Ended	Ended
(Per Mcfe)	June 30, 2020	June 30, 2019
Average Sales Price - E&P	$2.52	$2.63
Total Production Cash Costs[1]	1.05	1.18

Operating Cash Margin	$1.47	$1.45
Operating Cash Margin (%)	58%	55%
Total Fully Burdened Cash Costs[2]	$1.75	$1.70

Fully Burdened Cash Margin	$0.77	$0.93
Fully Burdened Cash Margin (%)	31%	35%

[1]	See the “Price and Cost Data Per Mcfe” table below for reconciliation to Total Production Costs.
[2]

Fully burdened cash costs include production cash costs, selling, general and administrative (SG&A) cash costs, other operating cash expense, other cash (income) expense, and interest expense. Q2 2020 and Q2 2019 total fully burdened cash costs exclude a gain on asset sales of $0.07 per Mcfe and $0.00 per Mcfe, respectively. Q2 2020 and Q2 2019 also excludes unrealized losses on interest rate swaps of $0.05 per Mcfe and $0.00 per Mcfe, respectively.

PRICE AND COST DATA PER MCFE — Quarter-to-Quarter Comparison:

	Quarter	Quarter	Quarter
	Ended	Ended	Ended
(Per Mcfe)	June 30, 2020	June 30, 2019	March 31, 2020
Average Sales Price - Gas	$1.54	$2.51	$1.83
Average Gain on Commodity Derivative Instruments - Cash Settlement- Gas*	$1.03	$0.08	$0.77
Average Sales Price - Oil**	$5.15	$8.42	$7.87
Average Sales Price - NGLs**	$1.31	$3.06	$2.34
Average Sales Price - Condensate**	$4.20	$7.56	$6.28
Average Sales Price - E&P	$2.52	$2.63	$2.59
Lease Operating Expense (LOE)	$0.09	$0.15	$0.07
Production, Ad Valorem, and Other Fees	0.05	0.05	0.05
Transportation, Gathering and Compression	0.91	0.98	0.99
Depreciation, Depletion and Amortization (DD&A)	0.87	0.89	0.87

Total Production Costs	$1.92	$2.07	$1.98

Total Production Cash Costs, before DD&A	$1.05	$1.18	$1.11

Cash Margin, before DD&A	$1.47	$1.45	$1.48

*	Excluding gain from hedge monetization in Q2 2020 and Q1 2020.
**

NGLs, Oil, and Condensate are converted to Mcfe at the rate of one barrel equals six Mcf based upon the approximate relative energy content of oil and natural gas, which is not indicative of the relationship of oil, NGLs, condensate, and natural gas prices.

Note:	“Total Production Costs” excludes Selling, General, and Administration and Other Operating Expenses.

In the second quarter of 2020, total production costs were lower compared to the year-earlier quarter, due to improvements to LOE, transportation, gathering and compression, taxes, and DD&A. The primary driver to the improvement to LOE was a decrease in water disposal costs due to an increase in the reuse of produced water in well completions activity. The primary driver to improvement to transportation, gathering, and compression costs was due to the decline in processing fees due to a drier Marcellus production mix. The full commissioning of the Dry Ridge and Buckland compressor stations throughout the second half of 2019 allowed the majority of the gas produced from the Richhill Marcellus Shale field to avoid processing through blending.

Marketing:

Total hedged natural gas production in the 2020 third quarter is 88.9(1) Bcf. The annual gas hedge position is shown in the table below:

	2020		2021
Volumes Hedged (Bcf), as of 7/8/20	437.4	(1)(2)	454.1

[1]	Net of purchased swaps.
[2]	Includes actual settlements of 254.0 Bcf.

In April 2020, CNX monetized and terminated approximately 39 million MMBtus of NYMEX natural gas hedges and a similar quantity of financial basis hedges that were to settle at various times from May through November of 2020. In connection with these monetizations, CNX received $29 million of net proceeds. In addition, during the second quarter of 2020, CNX purchased financial swaps for May through November of 2020 under which CNX will pay a fixed price to and receive a floating price from its hedge counterparties. These moves gave CNX additional flexibility to move production to higher price periods while immediately taking the monetization proceeds.

CNX’s hedged gas volumes include a combination of NYMEX financial hedges, index (NYMEX and basis) financial hedges, and physical fixed price sales. In addition, to protect the NYMEX hedge volumes from basis exposure, CNX enters into basis-only financial hedges and physical sales with fixed basis at certain sales points. CNX’s gas hedge position through 2024 as of July 8, 2020, excluding the 2020 purchased swaps, is shown in the table immediately below.

	Q3 2020	2020	2021	2022	2023	2024
NYMEX Only Hedges
Volumes (Bcf)	100.2	447.3	413.6	271.7	142.6	145.4
Average Prices ($/Mcf)	$2.90	$2.94	$2.94	$2.85	$2.81	$2.90
Physical Fixed Price Sales and Index Hedges
Volumes (Bcf)	2.8	12.4	22.3	14.2	27.7	11.0
Average Prices ($/Mcf)	$2.44	$2.45	$2.51	$2.61	$2.17	$2.28

Total Volumes Hedged (Bcf)[1]	103.0	459.7	435.9	285.9	170.3	156.4

NYMEX + Basis (fully-covered volumes)[2]
Volumes (Bcf)	103.0	459.7	435.9	285.9	170.3	156.4
Average Prices ($/Mcf)	$2.47	$2.55	$2.46	$2.32	$2.25	$2.32
NYMEX Only Hedges Exposed to Basis
Volumes (Bcf)	—	—	—	—	—	—
Average Prices ($/Mcf)	$—	$—	$—	$—	$—	$—

Total Volumes Hedged (Bcf)[1]	103.0	459.7	435.9	285.9	170.3	156.4

[1]	Excludes basis hedges in excess of NYMEX hedges in Q3 2020, 2020, 2021, 2022, 2023, and 2024 of 2.1 Bcf, 9.5 Bcf, 18.2 Bcf, 44.2 Bcf, 26.0 Bcf, and 19.1 Bcf, respectively.
[2]	Includes physical sales with fixed basis in Q3 2020, 2020, 2021, and 2022 of 19.4 Bcf, 85.2 Bcf, 74.2 Bcf, and 4.0 Bcf, respectively.

During the second quarter of 2020, CNX added (sold) additional NYMEX natural gas swaps of 1.7 Bcf, 20.5 Bcf, 6.7 Bcf, 6.7 Bcf, 6.8 Bcf, and 0.9 Bcf for 2020, 2021, 2022, 2023, 2024, and 2025, respectively and additional index natural gas swaps of 1.0 Bcf and 0.8 Bcf for 2020 and 2021, respectively. To help mitigate basis exposure on NYMEX hedges, in the second quarter CNX added 3.1 Bcf, 11.7 Bcf, 28.6 Bcf, 25.2 Bcf, 25.5 Bcf, and 6.8 Bcf of basis hedges for 2020, 2021, 2022, 2023, 2024, and 2025, respectively.

Finance:

At June 30, 2020, CNX’s Stand-alone net debt to trailing-twelve-months (TTM) adjusted Stand-alone EBITDAX (including distributions from CNXM) (a non-GAAP measure)(1) was 2.3x. On a consolidated basis, CNX’s net debt to TTM adjusted EBITDAX (a non-GAAP measure)(1) was 2.6x.

At June 30, 2020, CNX’s credit facility had $550 million of borrowings outstanding and $205 million of letters of credit outstanding.

During the quarter, the company completed the private offering of $345 million aggregate principal amount of its 2.25% convertible senior notes due 2026. The company used the net proceeds to pay down a portion of its 5.875% notes due in 2022. As of June 30, 2020, the company had an aggregate principal balance of its 5.875% notes due in 2022 of approximately $414 million. The company has paid down the aggregate principal amount of these notes by approximately $482 million year-to-date.

CNX did not repurchase any shares of common stock during the second quarter of 2020.

Guidance Update:(a)

2020 Guidance Update:

CNX reaffirms its 2020 production volumes of 490-530 Bcfe. Due to the pricing contango in 2020, the company shut-in certain wells starting in May to take advantage of anticipated higher price months later in the year. If the current gas price contango continues through the summer, the company expects that these shut-in wells will be back online in early November. Even though this would result in the company being at the lower end of the production range, the company would expect to be at the high-end of the adjusted EBITDAX range under this scenario.

Adjusted EBITDAX(1)	Reaffirmed
	2020E
($ in millions, except per share data)	Low		High
Consolidated	$830	-	$900

(1)	Updated EBITDAX based on NYMEX forward strip as of July 8, 2020.

Capital Expenditures	Reaffirmed
	2020E
($ in millions)	Low		High
Drilling & Completion (D&C)	$330	-	$380
Non-D&C	$140	-	$170

Pro Forma Total Capital	$470	-	$550

In 2020, CNX reaffirms FCF(a) of approximately $300 million.

2021 Guidance Update:

As previously discussed, the company believes that the decision to manage production through well shut-ins during the second quarter in 2020 will positively impact 2021 results. The company continues to expect the following results in 2021: production volumes of approximately 550 Bcfe, total capital expenditures of approximately $440 million, and EBITDAX(a) of approximately $920 million. Due to the recently-announced CNXM transaction, the company expects FCF(a) of approximately $425 million, which is an increase of $25 million from the previous guidance. If 2021 gas prices strengthen further, the company could produce approximately 600 Bcfe, or if gas prices weaken, the company has the flexibility to reduce activity. The company anticipates that the bulk of the FCF in 2021, like 2020, will be used to reduce the company’s absolute debt and leverage ratio.

2022-2026 Guidance:

CNX expects to shift to a maintenance of production (MOP) plan in 2022-2026. Over this time period, the company continues to expect average production volumes of approximately 560 Bcfe by turning-in-line 25 wells each year on average. Due to the recently-announced CNXM transaction, CNX expects annual FCF(a) for 2022-2026 to average $515 million each year, compared to the previous guidance of $500 million of consolidated FCF.

2020-2026 Cumulative:

CNX expects cumulative FCF(a) over its 7-year plan to be over $3.0 billion.

(a) CNX is unable to provide a reconciliation of projected financial results contained in this release, including FCF, adjusted EBITDAX, fully burdened cash costs and other metrics to their respective comparable financial measure calculated in accordance with GAAP. This is due to our inability to calculate the comparable GAAP projected metrics, including operating income and total production costs, given the unknown effect, timing, and potential significance of certain income statement items.

CNX Acquiring All Outstanding Common Units of CNX Midstream Partners LP

On July 27, 2020, CNX and CNXM announced that they have entered into a definitive merger agreement pursuant to which CNX will acquire all of the outstanding common units of CNXM that it does not already own in exchange for CNX common stock valued at approximately $357 million, based on the most recent closing price of CNX common stock.

Video Presentation

CNX has pre-recorded a video presentation that not only thoroughly examines the take-private transaction, but also reviews the CNX investment thesis and why the company believes it is a non-replicable, best-in-class E&P company. The video can be accessed at: https://vimeo.com/441806879, or by visiting the “Investor Relations” page of CNX’s website at www.cnx.com, or on the ‘News and Events’ page of the CNX Midstream website at cnxmidstream.com. Presentation materials are available on each company’s website.

Earnings Conference Call Details

As previously disclosed, CNX will hold its earnings call for the second quarter on Thursday, July 30.

CNX Resources (NYSE: CNX)

•	10:00 a.m. ET: Thursday, July 30

•	Dial-In: 855-656-0928 (domestic) 412-902-4112 (international)

•	Reference “CNX Resources Call”

•	Webcast: investors.cnx.com

About CNX

CNX Resources Corporation (NYSE: CNX) is one of the largest independent natural gas exploration, development and production companies, with operations centered in the major shale formations of the Appalachian basin. The company deploys an organic growth strategy focused on responsibly developing its resource base. As of December 31, 2019, CNX had 8.4 trillion cubic feet equivalent of proved natural gas reserves. The company is a member of the Standard & Poor’s Midcap 400 Index. Additional information may be found at www.cnx.com.

Non-GAAP Financial Measures

CNX’s management uses certain non-GAAP financial measures for planning, forecasting and evaluating business and financial performance, and believes that they are useful for investors in analyzing the company. Stand-alone results include both CNX’s Exploration & Production (E&P) and Unallocated segments (but not the Midstream segment) plus distributions CNX receives from CNXM. CNX believes that providing stand-alone results provides investors with more transparency and a better ability to compare CNX’s financial results to those of our peer group. The term “consolidated” includes 100% of the results of CNX, CNX Gathering LLC, and CNXM on a consolidated basis.

Definitions: EBIT is defined as earnings before deducting net interest expense (interest expense less interest income) and income taxes. EBITDAX is defined as earnings before deducting net interest expense (interest expense less interest income), income taxes, depreciation, depletion and amortization, and exploration. Adjusted EBITDAX consolidated is defined as EBITDAX after adjusting for the discrete items listed below. Stand-alone EBITDAX is defined as the adjusted EBITDAX related to both CNX’s E&P and Unallocated segments (See Note 24 - Segment Information in CNX’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission for more information) plus the distributions CNX receives during the current period from CNXM related to its limited partnership units (including general partner units, and incentive distribution rights (IDRs) prior to the IDR elimination transaction in the first quarter of 2020). Although EBIT, EBITDAX, Stand-alone EBITDAX and adjusted EBITDAX consolidated are not measures of performance calculated in accordance with generally accepted accounting principles, management believes that they are useful to an investor in evaluating CNX Resources because they are widely used to evaluate a company’s operating performance. We exclude stock-based compensation from adjusted EBITDAX because we do not believe it accurately reflects the actual operating expense incurred during the relevant period and may vary widely from period to period irrespective of operating results. Investors should not view these metrics as a substitute for measures of performance that are calculated in accordance with generally accepted accounting principles. In addition, because all companies do not calculate EBIT, EBITDAX, Stand-alone EBITDAX or adjusted EBITDAX consolidated identically, the presentation here may not be comparable to similarly titled measures of other companies. Adjusted EBITDAX per outstanding share, adjusted net income per outstanding share, Stand-alone EBITDAX and adjusted EBITDAX consolidated are not measures of performance calculated in accordance with generally accepted accounting principles. Management believes that these financial measures are useful to an investor in evaluating CNX Resources because (i) analysts utilize these metrics when evaluating company performance and, (ii) given that we have an active share repurchase program, analysts have requested this information as of a recent practicable date, and we want to provide updated information to investors.

Reconciliation of EBIT, EBITDAX, adjusted EBITDAX consolidated, Stand-alone EBITDAX, adjusted net income, net debt, organic free cash flow, free cash flow and TTM EBITDAX to the most directly comparable GAAP financial measures is as follows:

	Three Months Ended
	June 30, 2020
Dollars in thousands	Stand-alone[1]	Midstream	Total Company
Net (Loss) Income	$(160,781)	$30,295	$(130,486)
Interest Expense	37,638	8,618	46,256
Interest Income	(322)	(1)	(323)
Income Tax Benefit	(28,646)	—	(28,646)

Earnings Before Interest & Taxes (EBIT)	$(152,111)	$38,912	$(113,199)
Depreciation, Depletion & Amortization	102,901	10,644	113,545
Exploration Expense	3,093	217	3,310

Earnings Before Interest, Taxes, DD&A and Exploration (EBITDAX)	$(46,117)	$49,773	$3,656

Adjustments:
Unrealized Loss on Commodity Derivative Instruments	$205,558	$—	$205,558
Loss on Debt Extinguishment	344	—	344
Stock-Based Compensation	2,186	380	2,566
Severance Expense	120	—	120

Total Pre-tax Adjustments	$208,208	$380	$208,588

Adjusted EBITDAX Consolidated	$162,091	$50,153	$212,244
Midstream Distributions	3,954	N/A	N/A

Stand-alone EBITDAX	$166,045	N/A	N/A

[1]

Stand-alone includes both CNX’s E&P and Unallocated segments. See Note 24 - Segment Information in CNX’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the Securities and Exchange Commission, for more information.

	Three Months Ended
	June 30, 2019
Dollars in thousands	Stand-alone[1]	Midstream	Total Company
Net Income	$148,281	$44,413	$192,694
Interest Expense	32,467	7,685	40,152
Interest Income	(71)	—	(71)
Income Tax Expense	40,791	—	40,791

Earnings Before Interest & Taxes (EBIT)	$221,468	$52,098	$273,566
Depreciation, Depletion & Amortization	120,705	8,294	128,999
Exploration Expense	5,567	—	5,567

Earnings Before Interest, Taxes, DD&A and Exploration (EBITDAX)	$347,740	$60,392	$408,132

Adjustments:
Unrealized Gain on Commodity Derivative Instruments	$(210,909)	$—	$(210,909)
Severance Expense	1,182	—	1,182
Loss on Debt Extinguishment	77	—	77
Stock-Based Compensation	23,333	540	23,873

Total Pre-tax Adjustments	$(186,317)	$540	$(185,777)

Adjusted EBITDAX Consolidated	$161,423	$60,932	$222,355
Midstream Distributions	13,251	N/A	N/A

Stand-alone EBITDAX	$174,674	N/A	N/A

[1]

Stand-alone includes both CNX’s E&P and Unallocated segments. See Note 24 - Segment Information in CNX’s Annual Report on Form 10-K for fiscal year ended December 31, 2019, as filed with the Securities and Exchange Commission, for more information.

Reconciliation of Adjusted Net Income

	Three Months Ended		Three Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Dollars in thousands	Stand-alone[1]	Stand-alone[1]	Total Company	Total Company
Net (Loss) Income from EBITDAX Reconciliation	$(160,781)	$148,281	$(130,486)	$192,694
Adjustments:
Total Pre-tax Adjustments from EBITDAX Reconciliation	208,208	(186,317)	208,588	(185,777)
Tax Effect of Adjustments	(54,409)	50,530	(54,508)	50,383

Adjusted Net (Loss) Income	$(6,982)	$12,494	$23,594	$57,300

[1]

Stand-alone includes both CNX’s E&P and Unallocated segments. See Note 24 - Segment Information in CNX’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the Securities and Exchange Commission, for more information.

Management uses net debt to determine the company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand. Management believes that using net debt attributable to CNX Resources shareholders is useful to investors in determining the company’s leverage ratio since the company could choose to use its cash and cash equivalents to retire debt.

Net Debt	June 30, 2020
	Stand-alone[1]	Midstream	Total Company
Total Long-Term Debt (GAAP)[2]	$1,849,563	$713,635	$2,563,198
Less: Cash and Cash Equivalents	23,725	2,196	25,921

Net Debt (Non-GAAP)	$1,825,838	$711,439	$2,537,277

[1]	Stand-alone includes both CNX’s E&P and Unallocated segments.
[2]	Includes current portion.

Reconciliation of Trailing-Twelve-Months (TTM) EBITDAX by Quarter

	Three Months Ended				Twelve Months Ended
	September 30,	December 31,	March 31,	June 30,	June 30,
Dollars in thousands	2019	2019	2020	2020	2020
Net Income (Loss)	$143,960	$(240,055)	$(305,222)	$(130,486)	$(531,803)
Interest Expense	38,405	37,051	48,995	46,256	170,707
Interest Income	(1,078)	(78)	(92)	(323)	(1,571)
Income Tax Expense (Benefit)	48,902	(50,398)	(152,582)	(28,646)	(182,724)

Earnings Before Interest & Taxes (EBIT)	$230,189	$(253,480)	$(408,901)	$(113,199)	$(545,391)
Depreciation, Depletion & Amortization	120,459	133,844	129,164	113,545	497,012
Exploration Expense	6,075	29,480	3,888	3,310	42,753

Earnings Before Interest, Taxes, DD&A, and Exploration (EBITDAX)	$356,723	$(90,156)	$(275,849)	$3,656	$(5,626)

Adjustments:
Unrealized (Gain) Loss on Commodity Derivative Instruments	$(156,872)	$(92,538)	$36,019	$205,558	$(7,833)
Impairment of Exploration and Production Properties	—	327,400	61,849	—	389,249
Impairment of Unproved Properties and Expirations	—	119,429	—	—	119,429
Impairment of Goodwill	—	—	473,045	—	473,045
Severance Expense	1,999	113	105	120	2,337
Stock Based Compensation	1,781	1,868	6,840	2,566	13,055
(Gain) Loss on Debt Extinguishment	—	—	(11,263)	344	(10,919)
Shaw Insurance Recovery	—	(2,159)	—	—	(2,159)

Total Pre-tax Adjustments	$(153,092)	$354,113	$566,595	$208,588	$976,204

Adjusted EBITDAX Consolidated TTM	$203,631	$263,957	$290,746	$212,244	$970,578

Reconciliation of Stand-alone EBITDAX Trailing-Twelve-Months (TTM)

	Twelve Months Ended June 30, 2020
Dollars in thousands	Stand-alone[1]	Midstream	Total Company
Net Loss	$(222,210)	$(309,593)	$(531,803)
Interest Expense	137,978	32,729	170,707
Interest Income	(1,558)	(13)	(1,571)
Income Tax Benefit	(182,724)	—	(182,724)

Earnings Before Interest & Taxes (EBIT)	$(268,514)	$(276,877)	$(545,391)
Depreciation, Depletion & Amortization	458,624	38,388	497,012
Exploration Expense	42,423	330	42,753

Earnings Before Interest, Taxes, DD&A, and Exploration (EBITDAX)	$232,533	$(238,159)	$(5,626)

Adjustments:
Unrealized Gain on Commodity Derivative Instruments	$(7,833)	$—	$(7,833)
Impairment of Exploration and Production Properties	389,249	—	389,249
Impairment of Unproved Properties and Expirations	119,429	—	119,429
Impairment of Goodwill	—	473,045	473,045
Severance Expense	1,901	436	2,337
Stock Based Compensation	11,444	1,611	13,055
Gain on Debt Extinguishment	(10,919)	—	(10,919)
Shaw Insurance Recovery	(2,159)	—	(2,159)

Total Pre-tax Adjustments	$501,112	$475,092	$976,204

Adjusted EBITDAX Consolidated TTM	$733,645	$236,933	$970,578
Midstream Distributions	53,650	N/A	N/A

Stand-alone EBITDAX TTM	$787,295	N/A	N/A

[1]	Stand-alone includes both CNX’s E&P and Unallocated Segments.

Organic free cash flow is defined as net cash provided by operating activities less capital expenditures. Free cash flow is defined as net cash provided by operating activities less capital expenditures plus proceeds from asset sales. Organic free cash flow and free cash flow are non-GAAP supplemental financial measures that the Company’s management and external users of its consolidated financial statements, such as industry analysts, lenders and ratings agencies use to assess the Company’s liquidity. The Company believes that the measures provide useful information to management and investors in assessing the Company’s ability to generate cash flow in excess of capital requirements and return cash to shareholders. Organic free cash flow and free cash flow should not be considered as alternatives to net cash provided by operating activities or any other measure of liquidity presented in accordance with GAAP.

The tables below reconcile organic free cash flow and free cash flow with net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP, as derived from the Statements of Condensed Consolidated Cash Flows to be included in the Company’s report on Form 10-Q for the quarter ended June 30, 2020.

Organic Free Cash Flow

Dollars in thousands	Three Months Ended June 30, 2020	Three Months Ended June 30, 2019
Net Cash Provided by Operating Activities	$143,798	$252,021
Capital Expenditures	(134,852)	(329,227)

Organic Free Cash Flow	$8,946	$(77,206)

Free Cash Flow

Dollars in thousands	Three Months Ended June 30, 2020	Three Months Ended June 30, 2019
Net Cash Provided by Operating Activities	$143,798	$252,021
Capital Expenditures	(134,852)	(329,227)
Proceeds from Asset Sales	12,151	1,281

Free Cash Flow	$21,097	$(75,925)

Cautionary Statements

We are including the following cautionary statement in this press release to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by, or on behalf of us. With the exception of historical matters, the matters discussed in this press release are forward-looking statements (as defined in Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”)) that involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. These forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income and capital spending. When we use the words “believe,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “estimate,” “plan,” “predict,” “project,” “will,” or their negatives, or other similar expressions, the statements which include those words are usually forward-looking statements. When we describe a strategy that involves risks or uncertainties, we are making forward-looking statements. The forward-looking statements in this press release speak only as of the date of this press release; we disclaim any obligation to update these statements unless required by securities law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties relate to, among other matters, the following: prices for natural gas and NGLs are volatile and can fluctuate widely based upon a number of factors beyond our control including oversupply relative to the demand for our products, weather and the price and availability of alternative fuels; our dependence on gathering, processing and transportation facilities and other midstream facilities owned by CNX Midstream Partners LP (NYSE: CNXM) (CNXM) and others; uncertainties in estimating our economically recoverable natural gas reserves, and inaccuracies in our estimates; the high-risk nature of drilling, developing and operating natural gas wells; our identified drilling locations are scheduled out over multiple years, making them susceptible to uncertainties that could materially alter the occurrence or timing of their development or drilling; challenges associated with strategic determinations, including the allocation of capital and other resources to strategic opportunities; the substantial capital expenditures required for our development and exploration projects, as well as CNXM’s midstream system development; the impact of potential, as well as any adopted, environmental regulations, including those relating to greenhouse gas emissions; environmental regulations can increase costs and introduce uncertainty that could adversely impact the market for natural gas with potential short and long-term liabilities; decreases in the availability of, or increases in the price of, required personnel, services, equipment, parts and raw materials in sufficient quantities or at reasonable costs to support our operations; if natural gas prices decrease or drilling efforts are unsuccessful, we may be required to record write-downs of our proved natural gas properties; the availability of storage capacity for refined products such as crude, and refinery inputs including condensate, c5+ and butane; changes in assumptions impacting management’s estimates of future financial results as well as other assumptions such as movement in our stock price, weighted-average cost of capital, terminal growth rates and industry multiples, could cause goodwill and other intangible assets we hold to become impaired and result in material non-cash charges to earnings; a loss of our competitive position because of the competitive nature of the natural gas industry, consolidation within the industry or overcapacity in the industry adversely affecting our ability to sell our products and midstream services; deterioration in the economic conditions in any of the industries in which our customers operate, a domestic or worldwide financial downturn, or negative credit market conditions; the impact of outbreaks of communicable diseases such as the novel highly transmissible and pathogenic coronavirus (“COVID-19”) on business activity, the company’s operations and national and global economic conditions, generally; hedging activities may prevent us from benefiting from price increases and may expose us to other risks; existing and future government laws, regulations and other legal requirements and judicial decisions that govern our business may increase our costs of doing business and may restrict our operations; significant costs and liabilities may be incurred as a result of pipeline operations and related increase in the regulation of gas gathering pipelines; our ability to find adequate water sources for our use in shale gas drilling and production operations, or our ability to dispose of, transport or recycle water used or removed in connection with our gas operations at a reasonable cost and within applicable environmental rules; failure to successfully estimate the rate of decline or existing reserves or to find or acquire economically recoverable natural gas reserves to replace our current natural gas reserves; risks associated with our current long-term debt obligations; a decrease in our borrowing base, which could decrease for a variety of reasons including lower natural gas prices, declines in natural gas proved reserves, asset sales and lending requirements or regulations; changes in federal or state income tax laws, cyber incidents could have a material adverse effect on our business, financial condition or results of operations; construction of new gathering, compression, dehydration, treating or other midstream assets by CNXM may not result in revenue increases and may be subject to environmental, political, legal and economic risks; our success depends on key members of our management and our ability to attract and retain experienced technical and other professional personnel; terrorist activities could materially adversely affect our business and results of operations; we may operate a portion of our business with one or more joint venture partners or in circumstances where we are not the operator, which may restrict our operational and corporate flexibility and we may not realize the benefits we expect to realize from a joint venture; acquisitions and divestitures, we anticipate may not occur or produce anticipated benefits; the outcomes of various legal proceedings, including those which are more fully described in our reports filed under the Exchange Act; there is no guarantee that we will continue to repurchase shares of our common stock under our current or any future share repurchase program at levels undertaken previously or at all; negative public perception regarding our industry could have an adverse effect on our operations; CONSOL Energy may not be able to satisfy its indemnification obligations in the future and such indemnities may not be sufficient to hold us harmless from the full amount of liabilities for which CONSOL Energy will be allocated responsibility ; risks associated with the company’s issuance of convertible senior notes due 2026 (the “convertible notes”), including the potential impact that the convertible notes may have on our reported financial results, potential dilution, the company’s ability to raise funds to repurchase the convertible notes, and that provisions of the convertible notes could delay or prevent a beneficial takeover of the company; the potential impact of the capped call transaction undertaken in tandem with the convertible note issuance, including counterparty risk; the possibility that the market price of the company’s common stock will fluctuate prior to the completion of the take-private transaction causing the value of the merger consideration to change; the risk that a condition to the closing of the take-private transaction may not be satisfied on a timely basis, if at all; the timing of the completion of the take-private transaction; the substantial transaction-related costs that may be incurred by the company and CNXM in connection with the take-private transaction; the possibility that the company and CNXM may, under certain specified circumstances, be responsible for the other party’s expenses; the possibility that the company and CNXM may be the targets of securities class actions and derivative lawsuits; the limited duties CNXM’s partnership agreement places on CNXM’s general partner (the “general partner”) for actions taken by the general partner; the risk that certain officers and directors of the company and the general partner have interests in the take-private transaction that are different from, or in addition to, the interests they may have as CNXM’s unitholders or the company’s stockholders, respectively; and the possibility that financial projections by the company and CNXM may not prove to be reflective of actual future results.

Although forward-looking statements reflect the company’s good faith beliefs at the time they are made, they involve known and unknown risks, uncertainties and other factors. For more information concerning factors that could cause actual results to differ materially from those conveyed in the forward-looking statements, including, among others, that the company’s business plans may change as circumstances warrant, please refer to the “Risk Factors” and “Forward-Looking Statements” sections of the company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Commission on February 10, 2020 and subsequent Quarterly Reports on Form 10-Q. The company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

Contacts:

Investor:     Tyler Lewis, at (724) 485-3157

Media:     Brian Aiello, at (724) 485-3078

CNX RESOURCES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share data)	Three Months Ended		Six Months Ended
(Unaudited)	June 30,		June 30,
Revenue and Other Operating Income:	2020	2019	2020	2019
Natural Gas, NGL and Oil Revenue	$175,776	$342,865	$427,270	$778,811
(Loss) Gain on Commodity Derivative Instruments	(63,303)	221,581	51,839	26,205
Purchased Gas Revenue	20,424	18,768	46,783	34,989
Midstream Revenue	12,191	18,895	30,597	37,338
Other Operating Income	3,753	2,923	8,711	6,120

Total Revenue and Other Operating Income	148,841	605,032	565,200	883,463
Costs and Expenses:
Operating Expense
Lease Operating Expense	10,244	19,876	20,277	38,504
Transportation, Gathering and Compression	60,025	84,614	143,267	164,023
Production, Ad Valorem, and Other Fees	5,384	7,030	11,546	13,976
Depreciation, Depletion and Amortization	113,545	128,999	242,709	254,159
Exploration and Production Related Other Costs	3,310	5,567	7,197	8,825
Purchased Gas Costs	19,989	18,772	44,987	34,986
Impairment of Exploration and Production Properties	—	—	61,849	—
Impairment of Goodwill	—	—	473,045	—
Selling, General, and Administrative Costs	23,419	48,970	53,657	84,709
Other Operating Expense	26,596	17,976	47,277	41,451

Total Operating Expense	262,512	331,804	1,105,811	640,633
Other Expense
Other Expense (Income)	4,799	(99)	9,985	(681)
(Gain) Loss on Asset Sales and Abandonments	(5,938)	(387)	(17,992)	2,699
Loss (Gain) on Debt Extinguishment	344	77	(10,919)	7,614
Interest Expense	46,256	40,152	95,252	75,923

Total Other Expense	45,461	39,743	76,326	85,555
Total Costs and Expenses	307,973	371,547	1,182,137	726,188

(Loss) Earnings Before Income Tax	(159,132)	233,485	(616,937)	157,275
Income Tax (Benefit) Expense	(28,646)	40,791	(181,228)	29,231

Net (Loss) Income	(130,486)	192,694	(435,709)	128,044
Less: Net Income Attributable to Noncontrolling Interest	15,263	30,217	39,126	52,904

Net (Loss) Income Attributable to CNX Resources Shareholders	$(145,749)	$162,477	$(474,835)	$75,140

(Loss) Earnings per Share
Basic	$(0.78)	$0.85	$(2.54)	$0.39
Diluted	$(0.78)	$0.84	$(2.54)	$0.38
Dividends Declared	$—	$—	$—	$—

CNX RESOURCES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Three Months Ended		Six Months Ended
(Dollars in thousands)	June 30,		June 30,
(Unaudited)	2020	2019	2020	2019
Net (Loss) Income	$(130,486)	$192,694	$(435,709)	$128,044
Other Comprehensive Income:
Actuarially Determined Long-Term Liability Adjustments (Net of tax: ($39), ($14), ($79), ($29))	111	41	223	85

Comprehensive (Loss) Income	(130,375)	192,735	(435,486)	128,129
Less: Comprehensive Income Attributable to Noncontrolling Interest	15,263	30,217	39,126	52,904

Comprehensive (Loss) Income Attributable to CNX Resources Shareholders	$(145,638)	$162,518	$(474,612)	$75,225

CNX RESOURCES CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	(Unaudited)
(Dollars in thousands)	June 30, 2020	December 31, 2019
ASSETS
Current Assets:
Cash and Cash Equivalents	$19,607	$16,283
Restricted Cash	738	—
Accounts and Notes Receivable:
Trade, net	69,174	133,480
Other Receivables, net	7,669	13,679
Supplies Inventories	10,317	6,984
Recoverable Income Taxes	114,440	62,425
Derivative Instruments	197,804	247,794
Prepaid Expenses	10,973	17,456

Total Current Assets	430,722	498,101
Property, Plant and Equipment:
Property, Plant and Equipment	10,814,035	10,572,006
Less—Accumulated Depreciation, Depletion and Amortization	3,730,232	3,435,431

Total Property, Plant and Equipment—Net	7,083,803	7,136,575
Other Non-Current Assets:
Operating Lease Right-of-Use Assets	141,198	187,097
Investment in Affiliates	15,159	16,710
Derivative Instruments	212,657	314,096
Goodwill	323,314	796,359
Other Intangible Assets	93,371	96,647
Restricted Cash	5,576	—
Other	13,884	15,221

Total Other Non-Current Assets	805,159	1,426,130

TOTAL ASSETS	$8,319,684	$9,060,806

CNX RESOURCES CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	(Unaudited)
(Dollars in thousands, except per share data)	June 30, 2020	December 31, 2019
LIABILITIES AND EQUITY
Current Liabilities:
Accounts Payable	$148,345	$202,553
Derivative Instruments	83,527	41,466
Current Portion of Finance Lease Obligations	7,295	7,164
Current Portion of Long-Term Debt	22,430	—
Current Portion of Operating Lease Obligations	52,110	61,670
Other Accrued Liabilities	162,817	216,086

Total Current Liabilities	476,524	528,939
Non-Current Liabilities:
Long-Term Debt	2,540,768	2,754,443
Finance Lease Obligations	4,225	7,706
Operating Lease Obligations	79,701	110,466
Derivative Instruments	178,187	115,862
Deferred Income Taxes	370,412	476,108
Asset Retirement Obligations	62,543	63,377
Other	40,370	41,596

Total Non-Current Liabilities	3,276,206	3,569,558

TOTAL LIABILITIES	3,752,730	4,098,497
Stockholders’ Equity:
Common Stock, $.01 Par Value; 500,000,000 Shares Authorized, 187,431,492 Issued and Outstanding at June 30, 2020; 186,642,962 Issued and Outstanding at December 31, 2019	1,878	1,870
Capital in Excess of Par Value	2,261,729	2,199,605
Preferred Stock, 15,000,000 shares authorized, None issued and outstanding	—	—
Retained Earnings	1,495,197	1,971,676
Accumulated Other Comprehensive Loss	(12,382)	(12,605)

Total CNX Resources Stockholders’ Equity	3,746,422	4,160,546
Noncontrolling Interest	820,532	801,763

TOTAL STOCKHOLDERS’ EQUITY	4,566,954	4,962,309

TOTAL LIABILITIES AND EQUITY	$8,319,684	$9,060,806

CNX RESOURCES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(Dollars in thousands) (Unaudited)	Common Stock	Capital in Excess of Par Value	Retained Earnings (Deficit)	Accumulated Other Comprehensive Income (Loss)	Total CNX Resources Stockholders’ Equity	Non- Controlling Interest	Total Equity
March 31, 2020	$1,874	$2,205,941	$1,641,009	$(12,493)	$3,836,331	$808,379	$4,644,710
Net (Loss) Income	—	—	(145,749)	—	(145,749)	15,263	(130,486)
Issuance of Common Stock	4	1,646	—	—	1,650	—	1,650
Shares Withheld for Taxes	—	—	(63)	—	(63)	—	(63)
Amortization of Stock-Based Compensation Awards	—	2,186	—	—	2,186	380	2,566
Equity Component of Convertible Senior Notes, net of Issuance Costs	—	78,307	—	—	78,307	—	78,307
Purchase of Capped Call	—	(26,351)	—	—	(26,351)	—	(26,351)
Other Comprehensive Income	—	—	—	111	111	—	111
Distributions to CNXM Noncontrolling Interest Holders	—	—	—	—	—	(3,490)	(3,490)

June 30, 2020	$1,878	$2,261,729	$1,495,197	$(12,382)	$3,746,422	$820,532	$4,566,954

(Dollars in thousands) (Unaudited)
March 31, 2019	$1,964	$2,249,511	$1,971,898	$(7,860)	$4,215,513	$759,296	$4,974,809
Net Income	—	—	162,477	—	162,477	30,217	192,694
Issuance of Common Stock	3	59	—	—	62	—	62
Purchase and Retirement of Common Stock	(88)	(68,934)	(5,261)	—	(74,283)	—	(74,283)
Shares Withheld for Taxes	—	—	(1,487)	—	(1,487)	(25)	(1,512)
Amortization of Stock-Based Compensation Awards	—	23,333	—	—	23,333	540	23,873
Other Comprehensive Income	—	—	—	41	41	—	41
Distributions to CNXM Noncontrolling Interest Holders	—	—	—	—	—	(15,689)	(15,689)

June 30, 2019	$1,879	$2,203,969	$2,127,627	$(7,819)	$4,325,656	$774,339	$5,099,995

CNX RESOURCES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(Dollars in thousands)	Common Stock	Capital in Excess of Par Value	Retained Earnings (Deficit)	Accumulated Other Comprehensive Income (Loss)	Total CNX Resources Stockholders’ Equity	Non- Controlling Interest	Total Equity
December 31, 2019	$1,870	$2,199,605	$1,971,676	$(12,605)	$4,160,546	$801,763	$4,962,309
(Unaudited)
Net (Loss) Income	—	—	(474,835)	—	(474,835)	39,126	(435,709)
Issuance of Common Stock	8	1,646	—	—	1,654	—	1,654
Shares Withheld for Taxes	—	—	(1,644)	—	(1,644)	(309)	(1,953)
Amortization of Stock-Based Compensation Awards	—	8,522	—	—	8,522	884	9,406
Equity Component of Convertible Senior Notes, net of Issuance Costs	—	78,307	—	—	78,307	—	78,307
Purchase of Capped Call	—	(26,351)	—	—	(26,351)	—	(26,351)
Other Comprehensive Income	—	—	—	223	223	—	223
Distributions to CNXM Noncontrolling Interest Holders	—	—	—	—	—	(20,932)	(20,932)

June 30, 2020	$1,878	$2,261,729	$1,495,197	$(12,382)	$3,746,422	$820,532	$4,566,954

(Dollars in thousands)
December 31, 2018	$1,990	$2,264,063	$2,071,809	$(7,904)	$4,329,958	$751,785	$5,081,743
(Unaudited)
Net Income	—	—	75,140	—	75,140	52,904	128,044
Issuance of Common Stock	8	153	—	—	161	—	161
Purchase and Retirement of Common Stock	(119)	(93,871)	(13,790)	—	(107,780)	—	(107,780)
Shares Withheld for Taxes	—	—	(5,532)	—	(5,532)	(690)	(6,222)
Amortization of Stock-Based Compensation Awards	—	33,624	—	—	33,624	1,152	34,776
Other Comprehensive Income	—	—	—	85	85	—	85
Distributions to CNXM Noncontrolling Interest Holders	—	—	—	—	—	(30,812)	(30,812)

June 30, 2019	$1,879	$2,203,969	$2,127,627	$(7,819)	$4,325,656	$774,339	$5,099,995

CNX RESOURCES AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)	Three Months Ended		Six Months Ended
(Unaudited)	June 30,		June 30,
	2020	2019	2020	2019
Cash Flows from Operating Activities:
Net (Loss) Income	$(130,486)	$192,694	$(435,709)	$128,044
Adjustments to Reconcile Net (Loss) Income to Net Cash Provided by Operating Activities:
Depreciation, Depletion and Amortization	113,545	128,999	242,709	254,159
Amortization of Deferred Financing Costs	6,348	2,701	8,795	4,408
Impairment of Exploration and Production Properties	—	—	61,849	—
Impairment of Goodwill	—	—	473,045	—
Stock-Based Compensation	2,566	23,873	9,406	34,776
(Gain) Loss on Asset Sales and Abandonments	(5,938)	(387)	(17,992)	2,699
Loss (Gain) on Debt Extinguishment	344	77	(10,919)	7,614
Loss (Gain) on Commodity Derivative Instruments	63,303	(221,581)	(51,839)	(26,205)
Loss on Other Derivative Instruments	3,598	—	14,237	—
Net Cash Received (Paid) in Settlement of Commodity Derivative Instruments	142,256	10,672	293,417	(30,710)
Deferred Income Taxes	(25,683)	40,790	(125,429)	29,231
Equity in Loss (Earnings) of Affiliates	1,260	(527)	1,421	(1,030)
Return on Equity Investment	131	750	131	2,056
Changes in Operating Assets:
Accounts and Notes Receivable	24,631	31,511	68,270	125,991
Recoverable Income Taxes	821	—	(52,015)	35,888
Supplies Inventories	(51)	5,400	(3,333)	(1,527)
Prepaid Expenses	1,832	326	6,542	4,287
Changes in Other Assets	(296)	(98)	396	(105)
Changes in Operating Liabilities:
Accounts Payable	(17,810)	35,308	(15,488)	29,346
Accrued Interest	(495)	2,870	(5,558)	5,050
Other Operating Liabilities	(35,994)	(1,958)	(49,620)	(36,392)
Changes in Other Liabilities	(84)	601	(1,131)	(6,907)

Net Cash Provided by Operating Activities	143,798	252,021	411,185	560,673

Cash Flows from Investing Activities:
Capital Expenditures	(134,852)	(329,227)	(286,901)	(628,365)
Proceeds from Asset Sales	12,151	1,281	26,126	7,087

Net Cash Used in Investing Activities	(122,701)	(327,946)	(260,775)	(621,278)

Cash Flows from Financing Activities:
Payments on Miscellaneous Borrowings	(1,777)	(1,768)	(3,569)	(3,515)
Payments on Long-Term Notes	(408,985)	—	(468,865)	(405,876)
Net (Payments on) Proceeds from CNXM Revolving Credit Facility	(28,000)	71,350	7,250	124,000
Net Proceeds from (Payments on) CNX Revolving Credit Facility	113,000	116,000	(111,000)	18,000
Proceeds from Issuance of CNX Senior Notes	—	—	—	500,000
Net (Payments on) Proceeds from CSG Non-Revolving Credit Facilities	(3,667)	—	169,583	—
Proceeds from Issuance of Convertible Senior Notes	334,650	—	334,650	—
Purchase of Capped Call Related to Convertible Senior Notes	(35,673)	—	(35,673)	—
Distributions to CNXM Noncontrolling Interest Holders	(3,489)	(15,689)	(20,932)	(30,812)
Proceeds from Issuance of Common Stock	1,650	62	1,654	161
Shares Withheld for Taxes	(63)	(1,512)	(1,953)	(6,222)
Purchases of Common Stock	—	(77,282)	—	(109,780)
Debt Issuance and Financing Fees	(848)	(6,597)	(11,917)	(9,938)

Net Cash (Used in) Provided by Financing Activities	(33,202)	84,564	(140,772)	76,018

Net (Decrease) Increase in Cash, Cash Equivalents, and Restricted Cash	(12,105)	8,639	9,638	15,413
Cash, Cash Equivalents, and Restricted Cash at Beginning of Period	38,026	23,972	16,283	17,198

Cash, Cash Equivalents, and Restricted Cash at End of Period	$25,921	$32,611	$25,921	$32,611